Exhibit 99.1

                          REYNOLDS METALS COMPANY

              PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR SPECIAL MEETING OF STOCKHOLDERS
                             FEBRUARY 11, 2000


The undersigned hereby appoints Jeremiah J. Sheehan, D. Michael Jones and Donna C. Dabney, or any of them, each with full power of substitution, as proxies for the undersigned, and authorizes them to vote the shares of common stock of Reynolds Metals Company (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at Reynolds Metals Company, 6601 West Broad Street, Richmond, Virginia, on Friday, February 11, 2000, at 3:00 p.m., local time, and at all adjournments thereof, as indicated on Proposal 1 set forth on the reverse side, and in their discretion upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Note to participants in the Reynolds Metals Company Savings and Investment Plan for Salaried Employees, Reynolds Metals Company Savings Plan for Hourly Employees, and Employees Savings Plan: This card serves as your instruction form to the trustee under the relevant plan about how to vote your allocable portion, if any, of the total number of shares of Company common stock held by the plan. The number of plan shares shown on this card may not be the same as the number of plan shares shown on your last account statement due to the use of a different valuation date or accounting method. Please note that only the trustee of the plan has the ability to attend the special meeting of stockholders to vote plan shares. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the respective plan and trust. In accordance with the terms of the relevant plan, shares that are allocated to participants who do not send instructions to the trustee, and shares held in a plan that have not yet been allocated to participants, will be voted by the trustee in the same proportions as the allocated shares in that plan as to which instructions are received, unless the trustee determines that its fiduciary duty requires otherwise. You are considered to be the "named fiduciary" for purposes of instructing the trustees as to how to vote the shares allocated to your account and a proportionate share of the unallocated shares.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER; WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1.

    IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


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                                                  Please mark your      |X|
                                                  votes as indicated
                                                  in this example

The Board of Directors of the Company recommends that holders of common stock vote "FOR" Proposal 1. The proxies are appointed with the authority to vote in their discretion upon matters that may properly come before the special meeting and any adjournment or postponement thereof.

                                                    FOR   AGAINST   ABSTAIN
1.  Approval and adoption of the Agreement and       _       _         _
    Plan of Merger, dated as of August 18, 1999,    |_|     |_|       |_|
    among Alcoa Inc., RLM Acquisition Corp. and the Company and the transactions contemplated thereby, as described in the accompanying
    Proxy Statement/Prospectus.

                                                     _
               I WILL ATTEND THE SPECIAL MEETING    |_|



Signature_____________________Signature______________________Date__________


PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR IN ANOTHER REPRESENTATIVE CAPACITY, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, SIGN THE FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER.

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Enclosed is the Proxy Statement/Prospectus relating to the Special Meeting of Stockholders of Reynolds Metals Company. The meeting will be at Reynolds Metals Company, 6601 West Broad Street, Richmond, Virginia, on Friday, February 11, 2000, at 3:00 p.m., local time, for the purpose set forth in the enclosed Proxy Statement/Prospectus and Notice of Special Meeting included therein.

Whether you plan to attend the meeting or not, please complete, sign and return before the special meeting on February 11, 2000 the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. If you plan to attend the special meeting, please mark the attendance box on the proxy card.

               YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.